UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 18, 2016

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2016, Esterline Technologies Corporation (the “Company”) entered into an Agreement (the “Agreement”) with First Pacific Advisors, LLC and certain of its affiliates named therein (collectively, “FPA”), which beneficially own approximately 12.6% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed that the Board of Directors of the Company (the “Board”) will increase its size to ten directors, and promptly following the execution of the Agreement, appoint Nils Larsen as a new independent director of the Company (the “New Independent Director”) with a term expiring at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Board will also act to nominate the New Independent Director for election at the 2017 Annual Meeting for a further, regular three-year term expiring at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

In addition, it is currently anticipated that one of the directors whose term expires at the 2017 Annual Meeting intends to retire and cease any service as a director (the “Retiring Director”). As part of the process to select a candidate to replace the Retiring Director, FPA shall have the right to submit potential candidates (the “FPA Candidates”) to the Nominating and Corporate Governance Committee (the “Nominating Committee”) to be considered for election as a director at the 2017 Annual Meeting (the “2017 Director Nominee”). The Nominating Committee shall give due and careful consideration to the FPA Candidates and share with FPA information pertaining to the other final proposed candidates it considers for the 2017 Director Nominee.

Pursuant to the Agreement, the Company will recommend, support and solicit proxies for the election of the New Independent Director and the 2017 Director Nominee, if then identified and approved, at the 2017 Annual Meeting in the same manner as for any other nominees of the Company at the 2017 Annual Meeting. If a 2017 Director Nominee is not determined by the time of the mailing of the Company’s definitive proxy statement for the 2017 Annual Meeting, the Retiring Director will retire, the Board will act to reduce the size of the Board to 9 seats, in each case, immediately prior to the 2017 Annual Meeting, and it will recommend, support and solicit proxies for the election of only three nominees at the 2017 Annual Meeting (including the New Independent Director).

The Agreement further provides that if the New Independent Director vacates the position by resignation or otherwise, and at such time FPA beneficially owns at least 10% of the Company’s Common Stock (the “Minimum Ownership Threshold”), FPA has the ability to recommend a replacement director in accordance with the terms of the Agreement. In addition, pursuant to the Agreement, the New Independent Director will submit to the Company an irrevocable resignation letter pursuant to which he will immediately resign from the Board and all applicable committees thereof if, at any time during the Standstill Period (as defined below), FPA fails to satisfy the Minimum Ownership Threshold.

The Agreement further provides that FPA shall have the right to request that the Board take all necessary actions to allow the stockholders of the Company to vote at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) on a binding proposal to amend the Company’s Certificate of Incorporation to eliminate the Company’s classified Board (the “Classified Board Proposal”). If the Classified Board Proposal is requested by FPA no later than 30 days prior to the deadline for the submission of stockholder proposals for the 2018 Annual Meeting, the Company shall include such proposal in its definitive proxy statement for the 2018 Annual Meeting, in a form mutually agreeable to both the Company and FPA, and shall support such proposal in a manner no less rigorous than the manner in which the Company supports the Board’s other proposals at the 2018 Annual Meeting. If such proposal carries at the 2018 Annual Meeting, the Company shall promptly cause the Certificate of Incorporation to be amended and take all other necessary actions so that the Board is no longer classified pursuant to the terms of the Classified Board Proposal. If such proposal does not carry at the 2018 Annual Meeting, or if FPA does not submit such a request for the 2018 Annual Meeting, FPA shall have the right to request that the Board submit the Classified Board Proposal at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), pursuant to the terms of the Agreement. If the Board determines in the exercise of its fiduciary duties not to recommend the Classified Board Proposal, FPA has the right to terminate the Agreement at such time.

The Agreement further provides that FPA will appear in person or by proxy at the 2017 Annual Meeting (and, if an FPA Candidate has been appointed as the 2017 Director Nominee, the 2018 Annual Meeting), and will vote all shares beneficially owned by FPA at such meeting or meetings: (i) in favor of the election of the director nominees recommended by the Board, (ii) in favor of the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending September 29, 2017 or, if applicable, the year ending September 28, 2018 and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal,” unless Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommends otherwise with respect to such “say-on-pay” proposal.

The Agreement further provides that FPA will not acquire beneficial ownership of any Common Stock of the Company in excess of 15% prior to the earlier of (x) the conclusion of the 2018 Annual Meeting or (y) February 28, 2018, and may acquire 20% of the then outstanding shares of Common Stock thereafter. In addition, in the event that FPA’s beneficial ownership of Common Stock exceeds 15%, FPA will not engage in any sale of the Company’s Common Stock if the purchaser of such Common Stock would beneficially own 5% or more of the Company’s Common Stock, with certain limited exceptions.

Further, under the terms of the Agreement, from the period from the date of execution of the Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2020 Annual Meeting pursuant to the Bylaws and (y) the date that is 100 days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”), FPA agreed not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or form, join or in any way participate in a partnership, syndicate or other group (other than with FPA affiliates, and current group members or affiliates that join the group after the execution of the Agreement, so long as such affiliate agrees to be bound by the Agreement). In addition, among other standstill provisions, FPA agreed that, during the Standstill Period, FPA will not (except as otherwise provided by the terms of the Agreement) nominate or recommend for nomination any person for election to the Board of Directors at annual or special meetings of stockholders or otherwise (“Stockholder Meetings”), or (i) submit any proposal for consideration at, or bring any other business before, Stockholder Meetings, directly or indirectly, (ii) publicly make any offer or proposal (with or without conditions) with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company (an “Extraordinary Transaction”), or encourage, initiate or support any other third party with respect to any of the foregoing, (iii) make any public communication in opposition to any Extraordinary Transaction approved by the Board or (iv) call or seek to call a special meeting of stockholders.

The Company also agreed to reimburse FPA for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the negotiation and execution of the Agreement in an amount not to exceed $125,000.

A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of October 18, 2016, by and among Esterline Technologies Corporation and First Pacific Advisors, LLC, FPA Funds Trust, FPA Crescent Fund, a series of FPA Funds Trust, FPA Global Opportunity Fund, a series of FPA Hawkeye Fund, LLC, FPA Select Drawdown Fund, L.P., FPA Select Fund, a series of FPA Hawkeye Fund, LLC, FPA Value Partners Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye Fund, LLC, J. Richard Atwood, Steven T. Romick, Brian A. Selmo and Mark Landecker.

99.1	Press release dated October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: October 18, 2016	By:	/s/ MARCIA J. MASON
	Name:	Marcia J. Mason
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of October 18, 2016, by and among Esterline Technologies Corporation and First Pacific Advisors, LLC, FPA Funds Trust, FPA Crescent Fund, a series of FPA Funds Trust, FPA Global Opportunity Fund, a series of FPA Hawkeye Fund, LLC, FPA Select Drawdown Fund, L.P., FPA Select Fund, a series of FPA Hawkeye Fund, LLC, FPA Value Partners Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC, FPA Hawkeye Fund, LLC, J. Richard Atwood, Steven T. Romick, Brian A. Selmo and Mark Landecker.

99.1	Press release dated October 18, 2016.

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